First Quarter 2007 Earnings Call

Safe Harbor Clause The following statement is made pursuant to the Safe Harbor for forward-looking statements described in the Private Securities Litigation Reform Act of 1995. In these communications, we may make certain statements that are forward-looking, such as statements regarding Terremark's future results and plans, and anticipated trends in the industry and economies in which Terremark operates. These forward-looking statements are the Company's expectations on the day of the initial broadcast of the 1st quarter conference call, and the Company will make no efforts to update these expectations based on subsequent events or knowledge. These forward-looking statements are based on Terremark's current expectations and are subject to a number of risks, uncertainties, and assumptions, including that our revenue may differ from that projected; that we may be further impacted by slowdowns, postponements, or cancellations in our clients' businesses, or deterioration in our clients financial condition; that our targeted service markets may not expand as we expect; that we may experience delays in the awarding of customer contracts; that our reserves and allowances may be inadequate, or the carrying value of our assets may be impaired; that we may experience increased costs associated with realigning our business, or may be unsuccessful in those efforts and any of the other risks in our Annual Report on Form 10K. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from the results expressed or implied in any forward-looking statements made by the Company in these communications. These and other risks, uncertainties, and assumptions are detailed in documents filed by the Company with the Securities and Exchange Commission. Terremark does not undertake any obligation to revise these forward-looking statements to reflect future events or circumstances.

Q1 FY2007 Summary Total revenue: $21.4 million, up 13% sequentially Recurring revenue: $18.8 million, up 18% sequentially EBITDA: $3.0 million, up from $1.3 million in prior quarter New Customers: 54. Total Customers: 533 Total Bookings: $14.1M Fifth consecutive quarter of strong bookings

Customers New Customers Added During the Quarter Independent Purchasing Cooperative (Subway) St. Thomas University City of Miami Beach Telecom New Zealand Upsells to Existing Customers US Federal Government Facebook Citrix IDT Sprint

Expansion Plan Assumptions Most likely a Greenfield build Approximately 90,000 square feet footprint Net collocation space from 42,000 to 47,000 square feet Office space of approximately 15,000 The capital investment required to fund one center approximately $55 million to $60 million. Development time for each center will be approximately 1 year from the time we secure the site. Able to leverage our existing commercial and federal government Network Operation Centers

Total Revenue Q106 Q406 Q107 Prior Year 7.9 13.5 10.7 Current Year 10.7 19.02 21.4 $ in millions

Commercial and Federal Revenue Split Q106 Q406 Q107 Commercial 8.2 16 16.5 Federal 2.5 3 4.9 $ in millions

Recurring Revenue Q106 Q406 Q107 Current Year 10.2 16 18.8 $ in millions

Data Center Revenue by Service Type Colocation Managed Services Exchange Point Services Q306 0.43 0.48 0.09 Colocation Managed Services Exchange Point Services Q306 0.57 0.31 0.12 Q106 Q107

Operating Expenses $ in thousands

EBITDA $ in millions * EBITDA, as adjusted, is defined as loss from operations less depreciation, amortization and stock based compensation -$0.2 $1.1 Total Recurring

Commercial and Federal Recurring Bookings $ in millions

Commercial and Federal Project Bookings $ in millions

Customers & Cross Connects Q106 Q406 Q107 Cross Connects 2836 4007 4245 Total Customers Cross Connects Q106 Q406 Q107 Total Customers 280 488 533

Utilization Q106 Q406 Q107 Cross Connects 0.325 0.433 0.462 0.493 0.547 Q106 Q406 Q107 Total Customers 0.091 0.121 0.129 0.138 0.153 Utilization of Total Space Utilization of Built-Out Space 357,900 square feet 99,900 square feet * Q1 figure adjusted for 15,000 SF build-out during Q406. ** Based on deployed and yet to be deployed customer contracts as of June 30, 2006 ** ** *

Total Revenue Per Square Foot Recurring Rev. per Square Foot Q106 Q406 Q107 Total Customers 1277 1701 1848 Q106 Q406 Q107 Total Customers 1213 1421.82 1618 Revenue Yield

Balance Sheet $ in thousands

Guidance Second Quarter 2007 Guidance Revenue: $22 million to $23 million EBITDA: $2.0 million to $3.0 million Operating cash flow positive Maintain Fiscal Year 2007 Guidance Total Revenue: $100 million to $105 million EBITDA: $18 million to $22 million Capital Expenditures: $10 million to $11 million

Thank You